As filed with the Securities and Exchange Commission on October 13, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	06-0853042
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3 Great Pasture Road

Danbury, Connecticut 06810

(203) 825-6000

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

Jason Few

President and Chief Executive Officer

FuelCell Energy, Inc.

3 Great Pasture Road

Danbury, Connecticut 06810

(203) 825-6000

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

With copies to:

Paul D. Broude, Esq. Megan A. Odroniec, Esq. Foley & Lardner LLP 111 Huntington Avenue Boston, Massachusetts 02199 Telephone: (617) 342-4000	Joshua Dolger, Esq. Executive Vice President, General Counsel and Corporate Secretary FuelCell Energy, Inc. 3 Great Pasture Road Danbury, Connecticut 06810 Telephone: (203) 825-6000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

FuelCell Energy, Inc.

Common Stock

This prospectus relates to shares of our common stock that we may sell from time to time in one or more offerings on terms to be determined at the time of sale. We will provide specific terms of the offering in supplements to this prospectus. This prospectus may be used to offer and sell our common stock for the account of persons other than us as provided in an applicable prospectus supplement or post-effective amendment or in documents incorporated by reference into this prospectus that we file with the Securities and Exchange Commission. You should read this prospectus and any prospectus supplement carefully before you invest.

Shares of our common stock may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus for more information. We may also describe the plan of distribution for any particular offering of shares of our common stock in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any shares of our common stock in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement. No shares of our common stock may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such shares of our common stock.

Our common stock is listed on the Nasdaq Global Market under the symbol “FCEL.”

Investing in our common stock involves a high degree of risk. See “Risk Factors” on page 4 of this prospectus and any other risk factors included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of our common stock unless, to the extent required by applicable law, it is accompanied by a prospectus supplement.

The date of this prospectus is October 13, 2023.

Neither we nor the underwriters (if any) have authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus or any amendment or supplement to this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters (if any) take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in any applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that FuelCell Energy, Inc. (“FuelCell Energy,” the “Company,” “we,” “our,” “us” or similar terms) filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time sell shares of our common stock in one or more offerings. Each time we sell securities, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in any accompanying prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus, together with any accompanying prospectus supplement and any other document we may authorize to be delivered to you, includes all material information relating to the offering of our common stock.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website as described below under the heading “Where You Can Find Additional Information.”

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, the documents incorporated by reference herein and therein and any related free writing prospectuses issued by us may contain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”)) about our financial condition, results of operations, plans, objectives, expectations, future performance and business. Statements preceded by, followed by or that include words such as “expects,” “anticipates,” “estimates,” “goals,” “projects,” “intends,” “plans,” “believes,” “predicts,” “should,” “seeks,” “will,” “could,” “would,” “may,” “forecast,” or words or phrases of similar import are intended to identify some of the forward-looking statements and are included, along with this statement, for purposes of complying with the safe harbor provisions of the PSLRA. Forward-looking statements are neither historical facts, nor assurances of future performance. Instead, such statements are based only on our beliefs, expectations and assumptions regarding the future. As such, the realization of matters expressed in forward-looking statements involves inherent risks and uncertainties. Our actual results and future events may differ materially from those set forth in or contemplated by the forward-looking statements due to, among other factors, the risks and uncertainties described in or incorporated by reference into this prospectus, including under the heading “Risk Factors,” as well as any risks or uncertainties described in or incorporated by reference into any prospectus supplement. Any forward-looking statement contained in this prospectus, any prospectus supplement, the documents incorporated by reference herein and therein, and any related free writing prospectuses issued by us speaks only as of the date on which the statement was made, and we undertake no obligation to update publicly or revise any forward-looking statements for any reason, whether as a result of new information, future events or otherwise. New risks emerge from time to time, and we cannot predict all of the risks that may impact our business or the extent to which any particular risk, or combination of risks, may cause actual results to differ materially from those contained in any forward-looking statement.

Market data and industry forecasts and projections used in this prospectus and documents incorporated by reference herein have been obtained from independent industry sources. Forecasts, projections and other forward-looking information obtained from such sources are subject to similar qualifications and uncertainties as other forward-looking statements in this prospectus and documents incorporated by reference herein.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the following documents (other than information furnished rather than filed):

●	our Annual Report on Form 10-K for the fiscal year ended October 31, 2022 filed with the SEC on December 20, 2022, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2023 Annual Meeting of Stockholders;
●	our Quarterly Reports on Form 10-Q for the quarterly periods ended January 31, 2023, April 30, 2023, and July 31, 2023, filed with the SEC on March 9, 2023, June 8, 2023, and September 11, 2023, respectively;
●	our Current Reports on Form 8-K filed with the SEC on December 7, 2022; December 19, 2022; January 11, 2023; February 23, 2023; April 6, 2023; April 27, 2023; May 1, 2023; May 12, 2023; May 23, 2023; May 25, 2023 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01); May 30, 2023; July 18, 2023; July 18, 2023; July 28, 2023 (excluding Item 7.01); August 17, 2023; August 21, 2023; August 24, 2023 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01); August 28, 2023 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01); and October 11, 2023; and
●	the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on June 6, 2000, including any amendment or report filed for the purpose of updating such description, and in any other registration statement or report filed by us under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.

All reports and other documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished rather than filed), after the date of this prospectus and before the termination of the offering of common stock pursuant to this prospectus, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus and a copy of any or all other contracts or documents which are referred to in this prospectus. You may request a copy of any or all of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:

FuelCell Energy, Inc.

Attention: Corporate Secretary

3 Great Pasture Road

Danbury, Connecticut 06810

Telephone: (203) 825-6000

Our SEC filings are also available to the public on the “Investors” tab of our website at www.fuelcellenergy.com. The information on, or that can be accessed through, our website is not incorporated by reference in this prospectus, and you should not consider it to be a part of this prospectus. Our website address is included as an inactive textual reference only.

OUR COMPANY

FuelCell Energy, Inc.

Headquartered in Danbury, Connecticut, FuelCell Energy has leveraged five decades of research and development to become a global leader in delivering environmentally responsible distributed baseload energy platform solutions through our proprietary fuel cell technology. Our current commercial technology produces electricity, heat, hydrogen, and water while separating carbon for utilization and/or sequestration depending on the product configuration and application. We continue to invest in developing and commercializing future technologies expected to add new capabilities to our platforms’ abilities to deliver hydrogen and long duration hydrogen-based energy storage through our solid oxide technologies, as well as further enhance our existing platforms’ carbon capture solutions.

FuelCell Energy is a global leader in sustainable clean energy technologies that address some of the world’s most critical challenges around energy access, security, safety and environmental stewardship. As a leading global manufacturer of proprietary fuel cell technology platforms, FuelCell Energy is uniquely positioned to serve customers worldwide with sustainable products and solutions for industrial and commercial businesses, utilities, governments, and municipalities.

Our solutions are designed to enable a world empowered by clean energy. We target large-scale power users with our megawatt-class installations globally, and currently offer sub-megawatt solutions for smaller power consumers in Europe. Our customer base includes utility companies, municipalities, universities, hospitals, government entities/military bases and a variety of industrial and commercial enterprises. Our leading geographic markets are currently the United States and Korea, and we are pursuing opportunities in other countries around the world.

FuelCell Energy, based in Connecticut, was founded in 1969 as a New York corporation to provide applied research and development services on a contract basis. We completed our initial public offering in 1992 and reincorporated in Delaware in 1999. We began selling stationary fuel cell power plants commercially in 2003.

Our business model is based on multiple revenue streams, targeting both recurring revenue and non-recurring revenue. Recurring revenue is delivered through recurring electricity, capacity, and renewable energy credit sales under power purchase agreements (“PPAs”) and tariffs for projects we retain in our generation operating portfolio, as well as service revenue, mainly through long-term service agreements. Non-recurring revenue is generated through power platform and component sales, as well as from public and private industry research contracts related to the development of our Advanced Technologies.

We are a complete solutions provider for our platform solutions, controlling the design, sales, manufacturing, installation, operations, and maintenance of our patented fuel cell technology under long-term power purchase and service agreements. When utilizing long-term PPAs, the end-user of the power or utility hosts the installation and only pays for power as it is delivered, avoiding up-front capital investment. We also develop projects and sell equipment directly to customers, providing a complete solution of engineering, installing, and servicing the fuel cell power plant under an engineering, procurement, and construction agreement and a long-term maintenance and service agreement. We maintain the long-term recurring service obligation and associated revenues running conterminous with the life of such projects.

Corporate Information

Our principal executive offices are located at 3 Great Pasture Road, Danbury, Connecticut 06810. Our telephone number is (203) 825-6000. We maintain a website at www.fuelcellenergy.com. The information on, or that can be accessed through, our website is not incorporated by reference in this prospectus, and you should not consider it to be a part of this prospectus. Our website address is included as an inactive textual reference only.

In this prospectus, unless otherwise stated or the context otherwise requires, references to “FuelCell Energy,” the “Company,” “we,” “us” and “our” and similar references refer to FuelCell Energy, Inc. and our consolidated subsidiaries.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risk factors incorporated herein by reference to our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q and the other information contained in this prospectus, as updated by our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and subsequent filings under the Exchange Act and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of our securities.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we currently intend to use the net proceeds from our sale of common stock under this prospectus for general corporate purposes, which may include future investments in businesses, products, services and/or technologies, including strategic growth and acquisition opportunities, the repayment, redemption or refinancing of indebtedness, research with respect to and the development and commercialization of our products, working capital, capital expenditures, and acquisitions and repurchases of our securities. We may set forth additional information regarding the use of proceeds from the sale of the common stock we offer under this prospectus in a prospectus supplement relating to the specific offering. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds.

We will not receive proceeds from any sales of securities by the account of persons other than us.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock is a summary and does not purport to be complete. It is subject to, and qualified in its entirety by reference to, our Certificate of Incorporation, as amended (the “Certificate of Incorporation”), including the Amended Certificate of Designation for the 5% Series B Cumulative Convertible Perpetual Preferred Stock (the “Series B Certificate of Designation”), and our Second Amended and Restated By-laws (the “By-laws”), each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. We encourage you to read our Certificate of Incorporation (including the Series B Certificate of Designation), our By-laws and the applicable provisions of the Delaware General Corporation Law (“DGCL”) for additional information.

Authorized and Outstanding Capital Stock

Under our Certificate of Incorporation, we are authorized to issue 1,000,000,000 shares of common stock, par value $0.0001 per share, and 250,000 shares of preferred stock, par value $0.01 per share, in one or more series designated by our board of directors, of which 105,875 shares of our preferred stock have been designated as 5% Series B Cumulative Convertible Perpetual Preferred Stock (“Series B Preferred Stock”). Pursuant to our Certificate of Incorporation, our undesignated shares of preferred stock include all of our shares of preferred stock that were previously designated as Series C Convertible Preferred Stock and Series D Convertible Preferred Stock, as all such shares have been retired and therefore have the status of authorized and unissued shares of preferred stock undesignated as to series.

As of October 11, 2023, 450,626,333 shares of our common stock were issued and outstanding and 64,020 shares of our Series B Preferred Stock were issued and outstanding. No other shares of our preferred stock were issued and outstanding.

As of October 11, 2023, we were obligated, if and when the holders exercise their conversion rights, to issue approximately 37,837 shares of our common stock upon conversion of all of the issued and outstanding Series B Preferred Stock.

As of October 11, 2023, there were outstanding options to purchase 18,291 shares of our common stock under our equity incentive plan, 4,882,076 shares of our common stock were reserved for issuance upon time-based vesting of outstanding restricted stock units (“RSUs”) granted under our equity incentive plan, 3,389,692 shares of our common stock were reserved for potential issuance in connection with the settlement of performance-based RSUs under our equity incentive plan, 7,388,124 shares of our common stock were available for future grants of awards under our equity incentive plan, and 481,278 shares of our common stock were reserved for future issuance under our employee stock purchase plan.

As of October 11, 2023, there were 117 holders of record of our common stock.

Common Stock

Voting Rights. The holders of our common stock have one vote per share. Holders of our common stock are not entitled to vote cumulatively for the election of directors. Generally, matters to be voted on by stockholders (including the election of directors in uncontested elections) must be approved by a majority of the votes properly cast on the matter at a meeting at which a quorum is present, subject to any voting rights granted to holders of any then-outstanding preferred stock. (The voting rights of the outstanding Series B Preferred Stock are described below under the heading “Series B Preferred Stock”). A plurality voting standard applies in contested director elections (i.e., when the number of nominees for election as directors exceeds the number of directors to be elected at such meeting).

Dividends. Holders of our common stock will share ratably in any dividends declared by our board of directors, subject to the preferential rights of any of our preferred stock then outstanding. (The dividend rights of the outstanding Series B Preferred Stock are described below under the heading “Series B Preferred Stock”). Dividends consisting of shares of our common stock may be paid to holders of shares of our common stock. We have never paid a cash dividend on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, after payment of liabilities and liquidation preferences on any of our preferred stock then outstanding, the holders of shares of our common stock are entitled to share ratably in all assets available for distribution. (The liquidation and other rights of the outstanding Series B Preferred Stock are described below under the heading “Series B Preferred Stock”).

Other Rights. Holders of shares of our common stock (solely in their capacity as holders of shares of our common stock) have no preemptive rights or rights to convert their shares of our common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock.

Listing on The Nasdaq Global Market. Our common stock is listed on The Nasdaq Global Market under the symbol “FCEL.”

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, New York.

Series B Preferred Stock

Ranking. Shares of our Series B Preferred Stock rank with respect to dividend rights and rights upon our liquidation, winding up or dissolution:

●	senior to shares of our common stock;
●	junior to our debt obligations; and
●	effectively junior to our subsidiaries’ (i) existing and future liabilities and (ii) capital stock held by others.

Dividends. The Series B Preferred Stock pays cumulative annual dividends of $50.00 per share, which are payable quarterly in arrears on February 15, May 15, August 15 and November 15. Dividends accumulate and are cumulative from the date of original issuance. Unpaid accumulated dividends do not bear interest.

The dividend rate is subject to upward adjustment as set forth in the Series B Certificate of Designation if we fail to pay, or to set apart funds to pay, any quarterly dividend on the Series B Preferred Stock.

No dividends or other distributions may be paid or set apart for payment on our common stock (other than a dividend payable solely in shares of a like or junior ranking), nor may any stock junior to or on parity with the Series B Preferred Stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for such stock) by us or on our behalf  (except by conversion into or exchange for shares of a like or junior ranking), unless all accumulated and unpaid dividends on the Series B Preferred Stock have been paid or funds or shares of common stock have been set aside for payment of such accumulated and unpaid dividends.

The dividends on the Series B Preferred Stock will be paid in cash, unless a registered holder elects (pursuant to the procedures set forth in the Series B Certificate of Designation) to receive such dividends in shares of our common stock. Any such shares of common stock paid in lieu of cash dividends will be treated as restricted securities and will not be transferable by the recipient thereof except pursuant to an effective registration statement or pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

Liquidation. The holders of Series B Preferred Stock are entitled to receive, in the event that the Company is liquidated, dissolved or wound up, whether voluntarily or involuntarily, $1,000.00 per share plus all accumulated and unpaid dividends up to but excluding the date of such liquidation, dissolution, or winding up (the “Liquidation Preference”). Until the holders of Series B Preferred Stock receive the Liquidation Preference with respect to their shares of Series B Preferred Stock in full, no payment will be made on any junior shares, including shares of our common stock. After the Liquidation Preference is paid in full, holders of the Series B Preferred Stock will not be entitled to receive any further distribution of our assets. (For the avoidance of doubt, neither the voluntary sale of all or substantially all of our assets, nor a merger involving the Company, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Company.) As of July 31, 2023, the issued and outstanding shares of Series B Preferred Stock had an aggregate Liquidation Preference of $64.0 million.

Conversion Rights. Each share of Series B Preferred Stock may be converted at any time, at the option of the holder, into 0.591 shares of our common stock (which is equivalent to an initial conversion price of $1,692.00 per share) plus cash in lieu of fractional shares. The conversion rate is subject to adjustment upon the occurrence of certain events, as described in the Series B Certificate of Designation. The conversion rate is not adjusted for accumulated and unpaid dividends. If converted, holders of Series B Preferred Stock do not receive a cash payment for all accumulated and unpaid dividends; rather, all accumulated and unpaid dividends are canceled.

We may, at our option, cause shares of Series B Preferred Stock to be automatically converted into that number of shares of our common stock that are issuable at the then-prevailing conversion rate. We may exercise our conversion right only if the closing price of our common stock exceeds 150% of the then-prevailing conversion price ($1,692.00 per share as of July 31, 2023) for 20 trading days during any consecutive 30 trading day period, as described in the Series B Certificate of Designation.

If the holders of Series B Preferred Stock elect to convert their shares in connection with certain “fundamental changes” (as defined in the Series B Certificate of Designation and described below), we will in certain circumstances increase the conversion rate by a number of additional shares of common stock upon conversion or, in lieu thereof, we may in certain circumstances elect to adjust the conversion rate and related conversion obligation so that shares of Series B Preferred Stock are converted into shares of the acquiring or surviving company, in each case as described in the Series B Certificate of Designation.

The adjustment of the conversion price is to prevent dilution of the interests of the holders of the Series B Preferred Stock from certain dilutive transactions with holders of our common stock.

Redemption. We do not have the option to redeem the Series B Preferred Stock. However, holders of the Series B Preferred Stock can require us to redeem all or a portion of their shares of Series B Preferred Stock at a redemption price equal to the Liquidation Preference of the shares to be redeemed in the case of a “fundamental change” (as further described in the Series B Certificate of Designation). A fundamental change will be deemed to have occurred if any of the following occurs:

●	any “person” or “group” is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of all classes of our capital stock then-outstanding and normally entitled to vote in the election of directors;
●	during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election to our board of directors or whose nomination for election by the stockholders was approved by a vote of 66 2/3% of our directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Company then in office;
●	the termination of trading of our common stock on The Nasdaq Stock Market and our common stock is not approved for trading or quoted on any other U.S. securities exchange or established over-the-counter trading market in the U.S.; or
●	we (i) consolidate with or merge with or into another person or another person merges with or into our Company or (ii) sell , assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company and certain of its subsidiaries, taken as a whole, to another person and, in the case of any such merger or consolidation described in clause (i), the securities that are outstanding immediately prior to such transaction (and which represent 100% of the aggregate voting power of our voting stock) are changed into or exchanged for cash, securities or property, unless pursuant to the transaction such securities are changed into or exchanged for securities of the surviving person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the voting stock of the surviving person.

Notwithstanding the foregoing, holders of shares of Series B Preferred Stock will not have the right to require us to redeem their shares if:

●	the last reported sale price of shares of our common stock for any five trading days within the 10 consecutive trading days ending immediately before the later of the fundamental change or its announcement equaled or exceeded 105% of the conversion price of the Series B Preferred Stock immediately before the fundamental change or announcement;

●	at least 90% of the consideration (excluding cash payments for fractional shares and in respect of dissenters’ appraisal rights) in the transaction or transactions constituting the fundamental change consists of shares of capital stock traded on a U.S. national securities exchange or quoted on The Nasdaq Stock Market, or which will be so traded or quoted when issued or exchanged in connection with a fundamental change, and as a result of the transaction or transactions, shares of Series B Preferred Stock become convertible into such publicly traded securities; or
●	in the case of a merger or consolidation constituting a fundamental change (as described in the fourth bullet above), the transaction is affected solely to change our jurisdiction of incorporation.

Moreover, we will not be required to redeem any Series B Preferred Stock upon the occurrence of a fundamental change if a third party makes an offer to purchase the Series B Preferred Stock in the manner, at the price, at the times and otherwise in compliance with the requirements set forth above and such third party purchases all shares of Series B Preferred Stock validly tendered and not withdrawn.

We may, at our option, elect to pay the redemption price in cash, in shares of our common stock valued at a discount of 5% from the market price of shares of our common stock, or in any combination thereof. Notwithstanding the foregoing, we may only pay such redemption price in shares of our common stock that are registered under the Securities Act and eligible for immediate sale in the public market by non-affiliates of our Company.

Voting Rights. Holders of Series B Preferred Stock currently have no voting rights; however, holders may receive certain voting rights, as described in the Series B Certificate of Designation, if (a) dividends on any shares of Series B Preferred Stock, or any other class or series of stock ranking on parity with the Series B Preferred Stock with respect to the payment of dividends, shall be in arrears for dividend periods, whether or not consecutive, containing in the aggregate a number of days equivalent to six calendar quarters or (b) we fail to pay the redemption price, plus accrued and unpaid dividends, if any, on the redemption date for shares of Series B Preferred Stock following a fundamental change. In each such event, the holders of Series B Preferred Stock (voting separately as a class with all other classes or series of stock ranking on parity with the Series B Preferred Stock with respect to the payment of dividends and upon which like voting rights have been conferred and are exercisable) will be entitled to elect two directors to the Company’s board of directors in addition to those directors already serving on the Company’s board of directors at such time (the “Series B Directors”), at the next annual meeting of the Company’s stockholders (or at a special meeting of the Company’s stockholders called for such purpose, whichever is earlier). The right to elect the Series B Directors will continue for each subsequent annual meeting of the Company’s stockholders until all dividends accumulated on the shares of Series B Preferred Stock have been fully paid or set aside for payment or the Company pays in full or sets aside for payment such redemption price, plus accrued but unpaid dividends, if any, on the redemption date for the shares of Series B Preferred Stock following a fundamental change. The term of office of any Series B Directors will terminate immediately upon the termination of the right of holders of Series B Preferred Stock to elect such Series B Directors, as described in this paragraph. Each holder of Series B Preferred Stock will have one vote for each share of Series B Preferred Stock held in the election of Series B Directors. We previously failed to make timely payment of the accrued dividends on the Series B Preferred Stock with respect to the May 15, 2019 and August 15, 2019 dividend payment dates. Such amounts were fully paid on or about November 15, 2019.

So long as any shares of Series B Preferred Stock remain outstanding, we will not, without the consent of the holders of at least two-thirds of the shares of Series B Preferred Stock outstanding at the time (voting separately as a class with all other series of preferred stock, if any, on parity with our Series B Preferred Stock upon which like voting rights have been conferred and are exercisable) issue or increase the authorized amount of any class or series of shares ranking senior to the outstanding shares of the Series B Preferred Stock as to dividends or upon liquidation. In addition, we will not, subject to certain conditions, amend, alter or repeal provisions of our Certificate of Incorporation, including the Series B Certificate of Designation, whether by merger, consolidation or otherwise, so as to adversely amend, alter or affect any power, preference or special right of the outstanding shares of Series B Preferred Stock or the holders thereof without the affirmative vote of not less than two-thirds of the issued and outstanding shares of Series B Preferred Stock.

CERTAIN PROVISIONS OF DELAWARE LAW, OUR CERTIFICATE OF INCORPORATION, AND BY-LAWS

The following description of certain provisions of Delaware law is only a summary. For a complete description, we refer you to the DGCL and to our Certificate of Incorporation and our By-laws, the forms of which are filed as exhibits to the registration statement of which this prospectus forms a part.

Anti-Takeover Provisions

Provisions of our Certificate of Incorporation and By-laws. A number of provisions of our Certificate of Incorporation and By-laws concern matters of corporate governance and the rights of stockholders. Some of these provisions, including, but not limited to, the inability of stockholders to take action by unanimous written consent, certain advance notice requirements for stockholder proposals and director nominations, supermajority voting provisions requiring the affirmative vote of eighty percent of the votes entitled to be cast by the stockholders to amend or repeal voting rights provisions (e.g., provisions giving holders of our common stock one vote per share, provisions prohibiting stockholders from taking action without a meeting, and the supermajority voting provisions), the filling of vacancies on the board of directors by the affirmative vote of a majority of the remaining directors, and the ability of the board of directors to issue shares of preferred stock and to set the voting rights, preferences and other terms thereof without further stockholder action, may be deemed to have an anti-takeover effect and may discourage takeover attempts not first approved by the board of directors, including takeovers which stockholders may deem to be in their best interests. If takeover attempts are discouraged, temporary fluctuations in the market price of shares of our common stock, which may result from actual or rumored takeover attempts, may be inhibited. These provisions, together with the ability of the board of directors to issue preferred stock without further stockholder action, could also delay or frustrate the removal of incumbent directors or the assumption of control by our stockholders, even if the removal or assumption would be beneficial to our stockholders. These provisions could also discourage or inhibit a merger, tender offer or proxy contest, even if favorable to the interests of stockholders, and could depress the market price of our common stock. The board of directors believes these provisions are appropriate to protect our interests and the interests of our stockholders. The board of directors has no present plans to adopt any further measures or devices which may be deemed to have an “anti-takeover effect.”

Delaware Anti-Takeover Provisions. We are subject to Section 203 of the DGCL, which prohibits a publicly-held Delaware corporation from engaging in a “business combination,” except under certain circumstances, with an “interested stockholder” for a period of three years following the date such person became an “interested stockholder” unless:

●	before such person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder;
●	upon the consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares held by directors who are also officers of the corporation and shares held by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
●	at or following the time such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders (and not by written consent) by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock of the corporation which is not owned by the interested stockholder.

The term “interested stockholder” generally is defined as a person who, together with affiliates and associates, owns, or, within the three years prior to the determination of interested stockholder status, owned, 15% or more of a corporation’s outstanding voting stock. The term “business combination” includes mergers, asset or stock sales and other similar transactions resulting in a financial benefit to an interested stockholder. Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of our common stock held by stockholders. A Delaware corporation may “opt out” of Section 203 with an express provision in its original certificate of incorporation or any amendment thereto. Our Certificate of Incorporation does not contain any such exclusion.

Exclusive Forum

Our By-laws provide that unless we consent in writing to an alternative forum, a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of the Company’s directors or officers or other employees to the Company or our stockholders; (iii) any action asserting a claim against the Company or any of our directors or officers or other employees arising pursuant to any provision of the DGCL or our Certificate of Incorporation or our By-laws (as either may be amended from time to time); or (iv) any action asserting a claim against the Company or any of our directors or officers or other employees which claim is governed by the internal affairs doctrine.

Limitations of Directors’ Liability

Our Certificate of Incorporation provides that none of our directors will be personally liable to the Company or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

●	for any breach of the director’s duty of loyalty to the Company or our stockholders;
●	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
●	under Section 174 of the DGCL; or
●	for any transaction from which the director derived an improper personal benefit.

The effect of these provisions is to eliminate our rights and the rights of our stockholders (through stockholders’ derivatives suits on behalf of us) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. These provisions do not limit the liability of directors under federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission based upon a director’s breach of his duty of care.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Our Certificate of Incorporation provides that none of our directors will be personally liable to the Company or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent described above. Our By-laws provide for indemnification of our officers and directors to the fullest extent permitted by applicable law. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or controlling persons of the Company pursuant to our Certificate of Incorporation, our By-laws, applicable law, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

SELLING SECURITY HOLDERS

Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

PLAN OF DISTRIBUTION

The shares of our common stock may be sold:

●	to or through underwriting syndicates represented by managing underwriters;
●	through one or more underwriters without a syndicate for them to offer and sell to the public;
●	through dealers or agents;
●	in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;
●	to investors directly in negotiated sales or in competitively bid transactions; or
●	as otherwise described in a prospectus supplement, including through a combination of any of these methods of sale.

We will describe the plan of distribution for any particular offering of our common stock in the applicable prospectus supplement, in accordance with applicable law. The prospectus supplement will set forth the terms of the offering of our common stock, including the following:

●	the name or names of any underwriters, dealers or agents;
●	the purchase price, the proceeds from that sale and the expected use of such proceeds;
●	any options under which underwriters may purchase additional shares from us or from a selling stockholder participating in such offering;
●	any underwriting discounts and other items constituting underwriters’ compensation;
●	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and
●	any securities exchanges on which the securities may be listed.

The shares may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Underwriters

If underwriters are used in the sale, we will execute an underwriting agreement with the underwriters relating to the shares of our common stock that we will offer. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase these shares will be subject to conditions. The underwriters will be obligated to purchase all of the offered securities if any are purchased.

The shares of our common stock subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these shares for whom they may act as agent. Underwriters may sell these shares to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We also may sell the shares of our common stock in connection with a remarketing upon their purchase, in connection with a redemption or repayment, by a remarketing firm acting as principal for its own account or as our agent. Remarketing firms may be deemed to be underwriters in connection with the shares that they remarket.

We may authorize underwriters to solicit offers by institutions to purchase the shares of our common stock subject to the underwriting agreement from us, at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell shares of our common stock under these delayed delivery contracts, the prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

Any selling stockholders, dealers and agents participating in the distribution of shares of our common stock may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. Additionally, because selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, selling stockholders may be subject to the prospectus delivery requirements of the Securities Act.

Agents

We may also sell any of the shares of our common stock through agents designated by us from time to time. We will name any agent involved in the offer or sale of these shares and will list commissions payable by us to any such agents in the prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in the prospectus supplement.

Direct Sales

We may sell any of the shares of our common stock directly to purchasers. In this case, we will not engage underwriters or agents in the offer and sale of these shares.

Indemnification

We may indemnify underwriters, dealers or agents who participate in the distribution of shares of our common stock against certain liabilities, including liabilities under the Securities Act and agree to contribute to payments which these underwriters, dealers or agents may be required to make. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

Secondary Sales

Shares of our common stock may be sold from time to time by selling stockholders, through public or private transactions at prevailing market prices or at privately negotiated prices, as described in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the shares of our common stock covered by this prospectus will be passed upon for us by Foley & Lardner LLP. The validity of the shares of our common stock covered by this prospectus will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement. The opinions of Foley & Lardner LLP and counsel for any underwriters or agents may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance of any securities. The opinions of Foley & Lardner LLP and counsel for any underwriters or agents may be subject to other conditions and assumptions, as indicated in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of FuelCell Energy, Inc. as of October 31, 2022 and 2021, and for each of the years in the three-year period ended October 31, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of October 31, 2022 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all provisions, exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available over the Internet at the SEC’s website at http://www.sec.gov.

Neither we nor the underwriters (if any) have authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus or any amendment or supplement to this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters (if any) take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder.

SEC registration fee	$(1)
FINRA filing fees	(2)
Nasdaq listing fees	(2)
Printing and mailing expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Transfer agent fees	(2)
Miscellaneous	(2)
Total	$(2)

(1)	Deferred in accordance with Rule 456(b) and 457(r).
(2)	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Delaware General Corporation Law

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that such person’s conduct was unlawful.

In addition, under Section 145 of the DGCL, a Delaware corporation may indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

To the extent that an officer or director of a corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Certificate of Incorporation, as amended, Second Amended and Restated By-laws, and Insurance

The Company’s Certificate of Incorporation, as amended, provides that the Company may, to the fullest extent permitted by Section 145 of the DGCL, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. The Company’s Certificate of Incorporation, as amended, further provides that no director will be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director; provided, however, that a director will be liable to the extent provided by applicable law (i) for breach of such director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

The Company’s Second Amended and Restated By-laws also provide for indemnification of the Company’s officers and directors to the fullest extent permitted by applicable law.

In addition, the Company maintains directors’ and officers’ liability insurance policies.

Item 16. Exhibits.

The exhibits listed below are filed or incorporated by reference as part of this Registration Statement.

Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement.
4.1	Certificate of Incorporation of the Company, as amended, July 12, 1999 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated September 21, 1999).
4.2

Certificate of Amendment of the Certificate of Incorporation of the Company, dated November 21, 2000 (incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K dated January 12, 2017).

4.3

Certificate of Amendment of the Certificate of Incorporation of the Company, dated October 31, 2003 (incorporated by reference to Exhibit 3.11 to the Company’s Current Report on Form 8-K dated November 3, 2003).

4.4

Certificate of Designation for the Company’s 5% Series B Cumulative Convertible Perpetual Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report Form 8-K, dated November 22, 2004).

4.5

Amended Certificate of Designation of 5% Series B Cumulative Convertible Perpetual Preferred Stock, dated March 14, 2005 (incorporated by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K dated January 12, 2017).

4.6

Certificate of Amendment of the Certificate of Incorporation of the Company, dated April 8, 2011 (incorporated by reference to Exhibit 3.5 to the Company’s Annual Report on Form 10-K dated January 12, 2017).

4.7

Certificate of Amendment of the Certificate of Incorporation of the Company, dated April 5, 2012 (incorporated by reference to Exhibit 3.6 to the Company’s Annual Report on Form 10-K dated January 12, 2017).

4.8

Certificate of Amendment of the Certificate of Incorporation of the Company, dated December 3, 2015 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated December 3, 2015).

4.9

Certificate of Amendment of the Certificate of Incorporation of the Company, dated April 18, 2016 (incorporated by reference to Exhibit 3.9 to the Company’s Quarterly Report on Form 10-Q for the period ending July 31, 2016).

4.10

Certificate of Amendment of the Certificate of Incorporation of the Company, dated April 7, 2017 (incorporated by reference to Exhibit 3.10 to the Company’s Quarterly Report on Form 10-Q for the period ending July 31, 2017).

4.11	Certificate of Designations for the Company’s Series C Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, dated September 5, 2017).
4.12

Certificate of Amendment of the Certificate of Incorporation of the Company, dated December 14, 2017 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated December 14, 2017).

4.13

Certificate of Designations, Preferences and Rights for the Company’s Series D Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated August 27, 2018).

4.14

Certificate of Amendment of the Certificate of Incorporation of FuelCell Energy, Inc., dated May 8, 2019 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 8, 2019).

4.15

Certificate of Amendment of the Certificate of Incorporation of FuelCell Energy, Inc., dated May 11, 2020 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 12, 2020).

4.16

Certificate of Amendment of the Certificate of Incorporation of FuelCell Energy, Inc., dated April 8, 2021 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K/A filed on April 14, 2021).

4.17

Certificate of Amendment of the Certificate of Incorporation of FuelCell Energy, Inc., dated October 11, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 11, 2023).

4.18	Second Amended and Restated By-Laws of the Company, effective as of July 17, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 18, 2023).
5.1**	Opinion of Foley & Lardner LLP (including consent of such firm).
23.1**	Consent of Foley & Lardner LLP (included in Exhibit 5.1).
23.2**	Consent of KPMG LLP, independent registered public accounting firm.
24.1**	Powers of Attorney (included on signature page).
107**	Filing Fee Table.

*	To be filed, if necessary, by amendment or incorporated by reference in connection with the offering of shares of our common stock.
**	Filed herewith.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x), for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danbury, State of Connecticut, on the 13th day of October, 2023.

FUELCELL ENERGY, INC.

By:	/s/ Michael S. Bishop
Michael S. Bishop
Executive Vice President, Chief Financial Officer and Treasurer

SPECIAL POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears on the signature page to this registration statement constitutes and appoints Michael S. Bishop and Jason Few, and each or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any amendment or registration statement filed pursuant to Rule 462, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jason Few	President, Chief Executive Officer and Director (Principal Executive Officer)	October 13, 2023
Jason Few

/s/ Michael S. Bishop	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	October 13, 2023
Michael S. Bishop

/s/ James H. England	Director – Chairman of the Board	October 13, 2023
James H. England

/s/ Matthew F. Hilzinger	Director	October 13, 2023
Matthew F. Hilzinger

/s/ Natica von Althann	Director	October 13, 2023
Natica von Althann

/s/ Cynthia Hansen	Director	October 13, 2023
Cynthia Hansen

/s/ Donna Sims Wilson	Director	October 13, 2023
Donna Sims Wilson

/s/ Betsy Bingham	Director	October 13, 2023
Betsy Bingham